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                                                                      Exhibit 23

                             ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 21, 2000, included in this Form 10-K for the year ended December 31, 1999, into previously filed registration statements as listed:

               Form S-8 Registration Statement No. 33-71806
               Form S-8 Registration Statement No. 33-57014
               Form S-8 Registration Statement No. 33-81356
               Form S-8 Registration Statement No. 33-81358
               Form S-8 Registration Statement No. 33-82562
               Form S-8 Registration Statement No. 33-87114
               Form S-8 Registration Statement No. 33-90268
               Form S-8 Registration Statement No. 33-95084
               Form S-8 Registration Statement No. 33-97246
               Form S-8 Registration Statement No. 333-39581 Form S-8 Registration Statement No. 333-36735 Form S-8 Registration Statement No. 333-47239 Form S-8 Registration Statement No. 333-75615 Form S-3 Registration Statement No. 333-75675 Form S-4 Registration Statement No. 333-45821.

                                                             ARTHUR ANDERSEN LLP

BALTIMORE, MARYLAND
MARCH 27, 2000